Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO VOTING AND SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO VOTING AND SUPPORT AGREEMENT (this “Amendment”) is entered into as of March 9, 2022, by and among TH International Limited, a Cayman Islands exempted company (the “Company”), Silver Crest Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), and Silver Crest Management LLC, Cayman Islands limited liability company (“Sponsor”). Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Voting and Support Agreement, dated as of August 13, 2021 (as may be amended and modified from time to time, including by this Amendment, the “Agreement”) in connection with that certain Agreement and Plan of Merger, dated as of August 13, 2021 (as may be amended and modified from time to time, including by its Amendment No. 1, dated as of January 30, 2022, and Amendment No. 2, dated as of the date hereof, the “Merger Agreement”)) entered into by and among the Company, Miami Swan Ltd, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), and SPAC, pursuant to which, among other things, (i) Merger Sub will be merged with and into SPAC (the “First Merger”), with SPAC surviving the First Merger as a wholly owned subsidiary of the Company, and (ii) SPAC will be merged with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger;

WHEREAS, Section 5.3 of the Agreement provides that the provisions of Article XI (other than Section 11.06) of the Merger Agreement are incorporated therein by reference, mutatis mutandis, as if set forth in full therein, and pursuant to Section 11.09 of the Merger Agreement, the Merger Agreement may be amended or modified in whole or in part, only by an agreement in writing executed by each of the Parties to the Merger Agreement in the same manner as the Merger Agreement and which makes reference to the Merger Agreement;

WHEREAS, by analogy to Section 11.06 of the Merger Agreement, the Agreement may be amended or modified in whole or in part, only by an agreement in writing executed by each of the Company, SPAC and Sponsor in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, the parties hereto, consisting of the Company, SPAC and Sponsor, expressly making reference to the Agreement, now desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Amendment to the Agreement.

1.1            Amendment to Article IV. Article IV of the Agreement is hereby amended and supplemented by adding the following Section 4.13:

“4.13      Contribution by Sponsor. Immediately prior to, and contingent upon, the First Effective Time, Sponsor hereby agrees to contribute to the capital of SPAC for no consideration (i) 4,312,500 SPAC Shares and (ii) 4,450,000 SPAC Private Placement Warrants, each beneficially owned by Sponsor as of the date hereof (the “Contribution”). For U.S. federal and applicable state and local income tax purposes, each of Sponsor and SPAC intends for the Contribution to be treated as a contribution to the capital of SPAC within the meaning of Section 118 of the Internal Revenue Code of 1986, as amended.”

2.            Miscellaneous

2.1            No Further Amendment. The parties hereto agree that all other provisions of the Agreement shall, subject to the amendments set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Agreement.

2.2            Representations and Warranties.

Each party hereto hereby represents and warrants to each other party that:

(a)            It has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment by it have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on its part are necessary to authorize the execution and delivery of this Amendment.

(b)            This Amendment has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

2.3            Acknowledgment. The parties hereto acknowledge and agree that Sponsor has no obligation to donate or transfer SPAC Warrants to a charitable foundation, and any obligation that existed prior to the date hereof is irrevocably waived.

2.4            References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to August 13, 2021 and references to the date of this Amendment and “as of the date of this Amendment” shall refer to March 9, 2022.

2.5            Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

2.6            Other Miscellaneous Terms. The provisions of Article V (General Provision) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as amended by this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Amendment as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

TH International Limited

Signature:	/s/ Paul Hong

Name:	Paul Hong

Title:	Director

[Signature Page to Amendment No. 1 to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Amendment as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

SILVER CREST ACQUISITION CORPORATION

Signature:	/s/ Liang Meng

Name: Liang Meng

Title: Director

[Signature Page to Amendment No. 1 to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Amendment as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

Silver Crest Management LLC

Signature:	/s/ Liang Meng

Name: Liang Meng

Title: Director

[Signature Page to Amendment No. 1 to Sponsor Voting and Support Agreement]